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                                                                    EXHIBIT 23.4

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Plexus Corp., related to the Qtron, Inc. 1994 Incentive Stock Plan, on Form S-8 of our report dated May 31, 2000 relating to the financial statements of the Contract Electronics Manufacturing Services Operations of Elamex, S.A. de C.V. as of and for the year ended December 31, 1999, appearing in Amendment No. 1 to the Current Report on Form 8-K/A under the Securities Act of 1934 of Plexus Crop. dated May 23, 2000.

/s/ Deloitte & Touche LLP

Houston, Texas
June 11, 2001